August 25, 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026, underlying supplement no. 1-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
$5,878,000
Auto Callable Dual Directional Accelerated Barrier Notes
Linked to the Lesser Performing of the State Street® SPDR®
S&P® Homebuilders ETF and the State Street® Industrial
Select Sector SPDR® ETF due August 30, 2029
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek early exit prior to maturity at a premium if, on any Review Date (other than the final Review Date), the closing price of one share of each of the State Street® SPDR® S&P® Homebuilders ETF and the State Street® Industrial Select Sector SPDR® ETF, which we refer to as the Funds, is at or above its Call Value.
• The earliest date on which an automatic call may be initiated is August 25, 2027.
• The notes are also designed for investors who seek an uncapped return of 1.50 times any appreciation of the lesser performing of the Funds at maturity or a capped, unleveraged return equal to the absolute value of any depreciation of the lesser performing of the Funds at maturity (up to 25.00%) if the Final Value of each Fund is greater than or equal to
75.00% of its Initial Value, which we refer to as a Barrier Amount, and, in each case, if the notes have not been automatically called.
• Investors should be willing to forgo interest and dividend payments and be willing to accept the risk of losing a significant portion or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Funds. Payments on the notes are linked to the performance of each of the Funds individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on August 25, 2026 and are expected to settle on or about August 28, 2026.
• CUSIP: 46661KJB5
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$24
$976
Total
$5,878,000
$141,072
$5,736,928
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $24.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $935.50 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Funds: The State Street® SPDR® S&P® Homebuilders ETF
(Bloomberg ticker: XHB) and the State Street® Industrial Select
Sector SPDR® ETF (Bloomberg ticker: XLI)
Call Premium Amount: The Call Premium Amount with respect
to each Review Date is set forth below:
• first Review Date: 13.00% × $1,000
• second Review Date: 26.00% × $1,000
Call Value: With respect to each Fund, 100.00% of its Initial
Value
Upside Leverage Factor: 1.50
Barrier Amount: With respect to each Fund, 75.00% of its Initial
Value, which is $79.785 for the State Street® SPDR® S&P®
Homebuilders ETF and $133.80 for the State Street® Industrial
Select Sector SPDR® ETF
Pricing Date: August 25, 2026
Original Issue Date (Settlement Date): On or about August 28,
2026
Review Dates*: August 25, 2027, August 25, 2028 and August
27, 2029 (final Review Date)
Call Settlement Dates*: August 30, 2027 and August 30, 2028
Maturity Date*: August 30, 2029
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a
Determination Date — Notes Linked to Multiple Underlyings” and “General
Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes —
Consequences of an Acceleration Event” in the accompanying product supplement and “Selected Risk Considerations — Risks Relating to the
Notes Generally — We May Accelerate Your Notes If an Acceleration
Event Occurs” in this pricing supplement
Automatic Call:
If the closing price of one share of each Fund on any Review Date
(other than the final Review Date) is greater than or equal to its Call
Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the
Call Premium Amount applicable to that Review Date, payable on the applicable Call Settlement Date. No further payments will be made on the notes.
If the notes are automatically called, you will not benefit from the
Upside Leverage Factor that applies to the payment at maturity if the Final Value of each Fund is greater than its Initial Value or the absolute return feature that applies to the payment at maturity if the
Final Value of the Lesser Performing Fund is equal to or less than its Initial Value but greater than or equal to its Barrier Amount.
Because the Upside Leverage Factor and the absolute return
feature do not apply to the payment upon an automatic call, the payment upon an automatic call may be significantly less than the payment at maturity for the same level of change in the Lesser
Performing Fund.
Payment at Maturity:
If the notes have not been automatically called and the Final Value of each Fund is greater than its Initial Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Lesser Performing Fund Return × Upside
Leverage Factor)
If the notes have not been automatically called and the Final Value of either Fund is equal to or less than its Initial Value but the Final
Value of each Fund is greater than or equal to its Barrier Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Absolute Fund Return of the Lesser Performing
Fund)
This payout formula results in an effective cap of 25.00% on your return at maturity if the Lesser Performing Fund Return is negative.
Under these limited circumstances, your maximum payment at
maturity is $1,250.00 per $1,000 principal amount note.
If the notes have not been automatically called and the Final Value of either Fund is less than its Barrier Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Lesser Performing Fund Return)
If the notes have not been automatically called and the Final Value of either Fund is less than its Barrier Amount, you will lose more than 25.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Absolute Fund Return: With respect to each Fund, the absolute value of its Fund Return. For example, if the Fund Return of a
Fund is -5%, its Absolute Fund Return will equal 5%.
Lesser Performing Fund: The Fund with the Lesser Performing
Fund Return
Lesser Performing Fund Return: The lower of the Fund Returns of the Funds
Fund Return: With respect to each Fund,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Fund, the closing price of one share of that Fund on the Pricing Date, which was $106.38 for the
State Street® SPDR® S&P® Homebuilders ETF and $178.40 for the
State Street® Industrial Select Sector SPDR® ETF
Final Value: With respect to each Fund, the closing price of one share of that Fund on the final Review Date
Share Adjustment Factor: With respect to each Fund, the Share
Adjustment Factor is referenced in determining the closing price of one share of that Fund and is set equal to 1.0 on the Pricing Date.
The Share Adjustment Factor of each Fund is subject to
adjustment upon the occurrence of certain events affecting that
Fund. See “The Underlyings — Funds — Anti-Dilution
Adjustments” in the accompanying product supplement for further information.

PS-2 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
How the Notes Work
Payment upon an Automatic Call
Payment at Maturity If the Notes Have Not Been Automatically Called
The notes will be automatically called on the Call Settlement Date and you will receive
(a) $1,000 plus (b) the Call Premium Amount applicable to that Review Date.
No further payments will be made on the notes.
Compare the closing price of one share of each Fund to its Call Value on each Review Date until the final Review Date or any earlier automatic call.
Review Dates Preceding the Final Review Date
Automatic Call
The closing price of one
share of each Fund is
greater than or equal to
its Call Value.
The closing price of one
share of either Fund is
less than its Call Value.
Call
Value
The notes will not be automatically called. Proceed to the next Review Date.
No Automatic Call
Review Dates Preceding
the Final Review Date
You will receive:
$1,000 + ($1,000 ×Lesser Performing
Fund Return ×Upside Leverage
Factor)
The notes have not
been automatically
called. Proceed to the
payment at maturity.
Final Review Date Payment at Maturity
The Final Value of each Fund is greater than its
Initial Value.
You will receive:
$1,000 + ($1,000 ×Lesser Performing
Fund Return)
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value of either Fund is equal to or less
than its Initial Value but the Final Value of each Fund
is greater than or equal to its Barrier Amount.
The Final Value of either Fund is less than its
Barrier Amount.
You will receive:
$1,000 + ($1,000 × Absolute Fund
Return of the Lesser Performing Fund)

PS-3 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
Call Premium Amount
The table below illustrates the Call Premium Amount per $1,000 principal amount note for each Review Date (other than the final
Review Date) based on the Call Premium Amounts set forth under “Key Terms — Call Premium Amount” above.
Review Date
Call Premium Amount
First
$130.00
Second
$260.00
Payment at Maturity If the Notes Have Not Been Automatically Called
The following table illustrates the hypothetical total return and payment at maturity on the notes linked to two hypothetical Funds. The
“total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• the notes have not been automatically called;
• an Initial Value for the Lesser Performing Fund of $100.00;
• an Upside Leverage Factor of 1.50; and
• a Barrier Amount for the Lesser Performing Fund of 75.00 (equal to 75.00% of its hypothetical Initial Value).
The hypothetical Initial Value of the Lesser Performing Fund of $100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value of either Fund. The actual Initial Value of each Fund is the closing price of one share of that Fund on the Pricing Date and is specified under “Key Terms — Initial Value” in this pricing supplement. For historical data regarding the actual closing prices of one share of each Fund, please see the historical information set forth under “The Funds” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table have been rounded for ease of analysis.
Final Value of the Lesser
Performing Fund
Lesser Performing Fund
Return
Absolute Fund Return of
the Lesser Performing
Fund
Total Return on the Notes
Payment at Maturity
$165.00
65.00%
N/A
97.50%
$1,975.00
$150.00
50.00%
N/A
75.00%
$1,750.00
$140.00
40.00%
N/A
60.00%
$1,600.00
$130.00
30.00%
N/A
45.00%
$1,450.00
$120.00
20.00%
N/A
30.00%
$1,300.00
$110.00
10.00%
N/A
15.00%
$1,150.00
$105.00
5.00%
N/A
7.50%
$1,075.00
$101.00
1.00%
N/A
1.50%
$1,015.00
$100.00
0.00%
0.00%
0.00%
$1,000.00
$95.00
-5.00%
5.00%
5.00%
$1,050.00
$90.00
-10.00%
10.00%
10.00%
$1,100.00
$80.00
-20.00%
20.00%
20.00%
$1,200.00
$75.00
-25.00%
25.00%
25.00%
$1,250.00
$74.99
-25.01%
N/A
-25.01%
$749.90
$70.00
-30.00%
N/A
-30.00%
$700.00
$60.00
-40.00%
N/A
-40.00%
$600.00
$50.00
-50.00%
N/A
-50.00%
$500.00
$40.00
-60.00%
N/A
-60.00%
$400.00

PS-4 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
$30.00
-70.00%
N/A
-70.00%
$300.00
$20.00
-80.00%
N/A
-80.00%
$200.00
$10.00
-90.00%
N/A
-90.00%
$100.00
$0.00
-100.00%
N/A
-100.00%
$0.00

PS-5 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
Note Payout Scenarios
Upside Scenario If Automatic Call:
If the closing price of one share of each Fund on any Review Date (other than the final Review Date) is greater than or equal to its Call
Value, the notes will be automatically called and investors will receive on the applicable Call Settlement Date the $1,000 principal amount plus the Call Premium Amount applicable to that Review Date. No further payments will be made on the notes.
• If the closing price of one share of the lesser performing of the Funds increases 10.00% as of the first Review Date, the notes will be automatically called and investors will receive a return equal to 13.00%, or $1,130.00 per $1,000 principal amount note.
• If the notes have not been previously automatically called and the closing price of one share of the lesser performing of the Funds increases 65.00% as of the second Review Date, the notes will be automatically called and investors will receive a return equal to
26.00%, or $1,260.00 per $1,000 principal amount note.
Lesser Performing Fund Appreciation Upside Scenario If No Automatic Call:
If the notes have not been automatically called and the Final Value of each Fund is greater than its Initial Value, investors will receive at maturity the $1,000 principal amount plus a return equal to the Lesser Performing Fund Return times the Upside Leverage Factor of
1.50.
• If the notes have not been automatically called and the closing price of one share of the Lesser Performing Fund increases 5.00%, investors will receive at maturity a return equal to 7.50%, or $1,075.00 per $1,000 principal amount note.
Lesser Performing Fund Par or Lesser Performing Fund Depreciation Upside Scenario:
If the notes have not been automatically called and the Final Value of either Fund is equal to or less than its Initial Value but the Final
Value of each Fund is greater than or equal to its Barrier Amount of 75.00% of its Initial Value, investors will receive at maturity the
$1,000 principal amount plus a return equal to the Absolute Fund Return of the Least Performing Fund.
• For example, if the closing price of one share of the Lesser Performing Fund declines 10.00%, investors will receive at maturity a return equal to 10.00%, or $1,100.00 per $1,000 principal amount note.
Downside Scenario:
If the notes have not been automatically called and the Final Value of either Fund is less than its Barrier Amount of 75.00% of its Initial
Value, investors will lose 1% of the principal amount of their notes for every 1% that the Final Value of the Lesser Performing Fund is less than its Initial Value.
• For example, if the notes have not been automatically called and the closing price of one share of the Lesser Performing Fund declines 60.00%, investors will lose 60.00% of their principal amount and receive only $400.00 per $1,000 principal amount note at maturity.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of either
Fund is less than its Barrier Amount, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the
Lesser Performing Fund is less than its Initial Value. Accordingly, under these circumstances, you will lose more than 25.00% of your principal amount at maturity and could lose all of your principal amount at maturity.

PS-6 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED BY THE BARRIER AMOUNT IF THE LESSER PERFORMING FUND
RETURN IS NEGATIVE AND THE NOTES HAVE NOT BEEN AUTOMATICALLY CALLED —
Assuming the notes have not been automatically called, because the payment at maturity will not reflect the Absolute Fund Return of the Lesser Performing Fund if its Final Value of the Lesser Performing Fund is less than its Barrier Amount, the Barrier Amount effectively caps your return at 25.00% at maturity if the Lesser Performing Fund Return is negative. Assuming the notes have not been automatically called, the maximum payment at maturity if the Lesser Performing Fund Return is negative is $1,250.00 per
$1,000 principal amount note.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• IF THE NOTES ARE AUTOMATICALLY CALLED, THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE
APPLICABLE CALL PREMIUM AMOUNT PAID ON THE NOTES,
regardless of any appreciation of either Fund, which may be significant. In addition, if the notes are automatically called, you will not benefit from the Upside Leverage Factor that applies to the payment at maturity if the Final Value of each Fund is greater than its Initial Value or the absolute return feature that applies to the payment at maturity if the Final Value of the Lesser Performing
Fund is equal to or less than its Initial Value but greater than or equal to its Barrier Amount . Because the Upside Leverage Factor
and the absolute return feature do not apply to the payment upon an automatic call, the payment upon an automatic call may be significantly less than the payment at maturity for the same level of change in the Lesser Performing Fund.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH FUND —
Payments on the notes are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by either of the Funds over the term of the notes may result in the notes not being automatically called on a Review Date, may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by the other Fund.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LESSER PERFORMING FUND.
• THE BENEFIT PROVIDED BY THE BARRIER AMOUNT MAY TERMINATE ON THE FINAL REVIEW DATE —
If the notes have not been automatically called and the Final Value of either Fund is less than its Barrier Amount, the benefit provided by the Barrier Amount will terminate and you will be fully exposed to any depreciation of the Lesser Performing Fund.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• THE NOTES DO NOT PAY INTEREST.

PS-7 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
• YOU WILL NOT RECEIVE DIVIDENDS ON EITHER FUND OR THE SECURITIES HELD BY EITHER FUND OR HAVE ANY
RIGHTS WITH RESPECT TO EITHER FUND OR THOSE SECURITIES.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A FUND FALLING BELOW ITS BARRIER AMOUNT IS GREATER IF
THE PRICE OF ONE SHARE OF THAT FUND IS VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means a Fund is delisted, liquidated or otherwise terminated and the calculation agent determines, in its sole discretion, that no successor fund is available. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings — Funds — Discontinuation or Modification of a Fund” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The
Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-8 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of one share of the Funds. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Funds
• THERE ARE RISKS ASSOCIATED WITH THE FUNDS —
The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX AS WELL AS
THE NET ASSET VALUE PER SHARE —
Each Fund does not fully replicate its Underlying Index (as defined under “The Funds” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of each Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its
Underlying Index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.

PS-9 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
• RISKS ASSOCIATED WITH THE HOMEBUILDING INDUSTRY WITH RESPECT TO THE STATE STREET® SPDR® S&P®
HOMEBUILDERS ETF —
All or substantially all of the equity securities held by the State Street® SPDR® S&P® Homebuilders ETF are issued by companies whose primary line of business is directly associated with the homebuilding industry. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Homebuilding companies can be significantly affected by the national, regional and local real estate markets. This industry is also sensitive to interest rate fluctuations, which can cause changes in the availability of mortgage capital and directly affect the purchasing power of potential homebuyers. The building industry can be significantly affected by changes in government spending, consumer confidence, demographic patterns and the level of new and existing home sales. These factors could affect the homebuilding industry and could affect the value of the equity securities held by the State Street® SPDR® S&P® Homebuilders ETF and the price of the State
Street® SPDR® S&P® Homebuilders ETF during the term of the notes, which may adversely affect the value of your notes.
• RISKS ASSOCIATED WITH THE INDUSTRIALS SECTOR WITH RESPECT TO THE STATE STREET® INDUSTRIAL SELECT
SECTOR SPDR® ETF —
All or substantially all of the equity securities held by the State Street® Industrial Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the industrials sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrials sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies, which are typically under pressure from efforts to control the U.S. (and other) government budgets.
Transportation securities, a component of the industrials sector, are cyclical and have occasional sharp price movements, which may result from changes in the economy, fuel prices, labor agreements and insurance costs. These factors could affect the industrials sector and could affect the value of the equity securities held by the State Street® Industrial Select Sector SPDR® ETF and the price of the State Street® Industrial Select Sector SPDR® ETF during the term of the notes, which may adversely affect the value of your notes.
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-10 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
The Funds
The State Street® SPDR® S&P® Homebuilders ETF is an exchange-traded fund of the SPDR® Series Trust, a registered investment company, that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of an index derived from the homebuilding segment of a U.S. total market composite index, which we refer to as the Underlying Index with respect to the State Street® SPDR® S&P® Homebuilders ETF. The Underlying Index with respect to the State Street® SPDR®
S&P® Homebuilders ETF is currently the S&P® Homebuilders Select Industry Index. The S&P® Homebuilders Select Industry Index is a
modified equal-weighted index that is designed to measure the performance of the GICS® homebuilding sub-industry of the S&P Total
Market Index. The S&P® Homebuilders Select Industry Index may also include companies in the following supplementary GICS® sub-
industries of the S&P Total Market Index: building products; home furnishings; home improvement retail; homefurnishing retail; and
household appliances. For additional information about the State Street® SPDR® S&P® Homebuilders ETF, see “Fund Descriptions —
The State Street® SPDR® S&P® Industry ETFs” in the accompanying underlying supplement.
The State Street® Industrial Select Sector SPDR® ETF is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Industrials Select Sector Index, which we refer to as the Underlying
Index with respect to the State Street® Industrial Select Sector SPDR® ETF. The Industrials Select Sector Index is a capped modified market capitalization-weighted index that measures the performance of the GICS® industrials sector of the S&P 500® Index, which currently includes companies in the following industries: aerospace and defense; building products; construction and engineering;
electrical equipment; industrial conglomerates; machinery; trading companies and distributors; commercial services and supplies;
professional services; air freight and logistics; passenger airlines; marine transportation; ground transportation; and transportation infrastructure. For additional information about the State Street® Industrial Select Sector SPDR® ETF, see “Fund Descriptions — The
State Street® Select Sector SPDR® ETFs” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Fund based on the weekly historical closing prices of one share of each Fund from January 8, 2021 through August 21, 2026. The closing price of one share of the State Street® SPDR® S&P®
Homebuilders ETF on August 25, 2026 was $106.38. The closing price of one share of the State Street® Industrial Select Sector
SPDR® ETF on August 25, 2026 was $178.40. We obtained the closing prices above and below from the Bloomberg Professional®
service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing prices of one share of each Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of either Fund on the Review Date. There can be no assurance that the performance of the Funds will result in the return of any of your principal amount.

PS-11 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
Tax Treatment
You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk &
Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation— Tax
Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the
accompanying prospectus supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. The notes could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the notes that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260)
would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the notes. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the notes. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.
The IRS or a court may not respect the treatment of the notes described above, in which case the timing and character of any income or loss on your notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal

PS-12 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original
Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined

PS-13 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS
(and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes
for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Note Payout Scenarios” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Funds” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware
Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to
JPMorgan Financial or JPMorgan Chase & Co., the indenture, the notes, the related guarantee (together with the indenture and the notes, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2026.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

PS-14 | Structured Investments
Auto Callable Dual Directional Accelerated Barrier Notes Linked to the
Lesser Performing of the State Street® SPDR® S&P® Homebuilders ETF
and the State Street® Industrial Select Sector SPDR® ETF
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Underlying supplement no. 1-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.